EXHIBIT 99.4

Amendment to Business Loan Agreement

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AMENDMENT NO. 6 TO LOAN AGREEMENT

This Amendment No. 6 (the "Amendment") dated as of September 30, 2005 between Bank of America, N.A. ("the Bank") and Sport Chalet, Inc. (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of June 19, 1998 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1  In Paragraph 2.2 of the Agreement, the date "September 30, 2005" is changed to "September 30, 2007".

2.3  Subparagraph (a) of Paragraph 2.3 of the Agreement is amended to read in its entirety as follows:

“(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is a rate per year equal to the Bank’s Prime Rate.”

2.4  Subparagraph (a) of Paragraph 2.6 of the Agreement is amended to read in its entirety as follows:

“(a) The ‘Short Term Fixed Rate’ means the Short Term Fixed Rate plus 1.00 percentage point.”

2.5  In Paragraph 2.7 of the Agreement, the first sentence is amended to read as follows:

“The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Offshore Rate plus 1.00 percentage point.

2.6  In Paragraph 2.8 of the Agreement, the first sentence is amended to read as follows:

“The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Offshore Rate plus 1.00 percentage point.

2.7  Paragraph 8.5 of the Agreement is amended to read in its entirety as follows:

“8.5 Fixed Charge Coverage Ratio. To maintain a Fixed Charge Coverage ratio of at least 1.00:1.0.

‘Fixed Charge Coverage Ratio’ is defined as the sum of net profit after taxes, plus tax expense, interest expense, depreciation, amortization, and other non-cash expenses to the extent they are not expected to have a cash impact during the term of the line of credit, rent expense, less dividends, loans and advances to parents, affiliates and officers, and cash taxes paid divided by the sum of current portion of long term debt, plus rent expense, interest expense, and maintenance capital expenditures; provided, however that for the purposes of calculating this ratio, maintenance capital expenditures will be the greater of (a) the product of One Hundred Forty Five Thousand Dollars ($145,000) times the number of open store locations as of the end of the measurement period, or (b) actual non-financed maintenance capital expenditures, and maintenance capital expenditures shall mean total capital expenditures excluding capital expenditures related to new stores, new computers, new computer systems and related equipment. This ratio will be calculated at the end of each fiscal quarter and each of the three (3) immediately preceding fiscal quarters. The current portion of long term debt will be measured as of the last day of the measurement period.”

2.9  Paragraph 8.9 of the Agreement is amended to read in its entirety as follows:

“8.9 Capital Expenditures. Not to spend or incur obligations (including the amount of any capital leases) to acquire fixed assets for more than Nineteen Million Dollars ($19,000,000) in any single fiscal year on a consolidated basis.”

2.10  Subparagraph (a) of Paragraph 8.11 of the Agreement, the amount “Five Hundred Thousand Dollars ($500,000)”is changed to “One Million Dollars ($1,000,000)”.

2.11  Subparagraph (f) is added to Paragraph 8.11 of the Agreement, which shall read as    follows:

“(f) Any actual contingent liabilities of the Borrower (or any guarantor or, if the Borrower is comprised of the trustees of a trust, any trustor), and any such contingent liabilities which are reasonably foreseeable, where such liabilities are in excess of One Million Dollars ($1,000,000) in the aggregate.”

2.12  Paragraph 10.4 of the Agreement is amended to read in its entirety as follows:

“10.4 Arbitration and Waiver of Jury Trial.

(a)
This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a "Claim"). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)
At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.

(c)
Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof ("AAA"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)
The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e)
The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)
This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)
The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property. In this case, all of the parties to this agreement must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: The parties will designate a referee (or a panel of referees) selected under the auspices of AAA in the same manner as arbitrators are selected in AAA administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)	The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(i)
By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this agreement.”

3.    Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4.    Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.    FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK:

Bank of America, N.A.

By:	/s/ Kevin J. Trieber
Kevin J. Trieber, Senior Vice President

BORROWER:

Sport Chalet, Inc.

By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary